Exhibit 99.1

Open Lending Announces Redemption of Public Warrants

AUSTIN – September 11, 2020 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”) today announced that it will redeem all of its outstanding public warrants to purchase shares of the Company’s common stock that were issued under the Warrant Agreement, dated as of January 9, 2018 (the “Warrant Agreement”), by and among Nebula Acquisition Corporation and American Stock Transfer & Trust Company, LLC (“AST”), as warrant agent.

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of such outstanding public warrants if the last sale price of the Company’s common stock reported is at least $18.00 per share on each of twenty trading days within a thirty trading day period. This share price performance requirement was satisfied as of September 8, 2020.

AST, in its capacity as warrant agent, has delivered a notice of redemption to each of the registered holders of such outstanding public warrants on behalf of the Company.

All such public warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on October 12, 2020 to purchase fully paid and non-assessable shares of the Company’s common stock underlying such warrants, at the exercise price of $11.50 per share.

Any such public warrants that remain unexercised following 5:00 p.m. New York City time on October 12, 2020 will be void and no longer exercisable, and the holders of those public warrants will be entitled to receive only the redemption price of $0.01 per warrant.

The shares of common stock underlying such public warrants have been registered by the Company under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-239616).

Questions concerning redemption and exercise of such public warrants can be directed to Georgeson, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, telephone number (877) 278-4751.

For a copy of the notice of redemption sent to the holders of such public warrants, please visit our investor relations website at investors.openlending.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Open Lending securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Open Lending

Open Lending (Nasdaq: LPRO), through its flagship product, Lenders Protection, offers loan analytics, risk-based pricing, risk modeling and default insurance, ensuring profitable auto loan portfolios for financial institutions throughout the United States. For more information, please visit www.OpenLending.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act,. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the potential effects of COVID-19; applicable taxes, inflation, interest rates and the regulatory environment; the outcome of judicial proceedings to which the Company is, or may become a party; failure to realize the anticipated benefits of the business combination; the amount of redemption requests made by the Company’s stockholders; those factors discussed in other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause their assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements

Contact Information

Investor Inquiries:

openlending@icrinc.com